ETERNAL TECHNOLOGIES GROUP, INC. REPORTS EARNINGS FOR THREE AND SIX MONTHS ENDED JUNE 30, 2005

Thursday, August, 18, 2005

Houston, TX - on August 15, 2005 Eternal Technologies Group, Inc.
(OTC:BB:ETLT.OB) reported a substantial increase in earnings for the three and six months ended June 30, 2005.

Revenues for the six months ended June 30, 2005 increased by $6,091,584 or 99.2% to $12,232,415 from $6,140,831 for the corresponding of 2004. The increase in revenues is attributable to an increase in cattle embryo transfer fees of $3,204,819, an increase in the proceeds from the sale of mutton of $2,661,362 and an increase in the sale of sheep of $231,427. These increases were partially offset by a decrease in the sale of embryos of $6,024, on the transfer of cattle embryos was 29.5%. The gross profit margin for the sale of mutton was 28.6% from the sale of sheep was 24.9%.

Selling and administrative expenses increased by $118,924 or 15.1% to $908,887 from $789,963 for the corresponding period of 2004. Depreciation and amortization were virtually unchanged from the corresponding period of the prior year. Other income for the six months ended June 30, 2005 increased by $41,845 or 76% to $96,699. All other income is interest income.

The company also incurred interest expense of $54,761 during the six months ended 2005 due the company issuing convertible debentures with a beneficial conversion feature to settle certain penalties for not timely meeting the filing and effective deadline for the registration statement. The interest expense relates to the amortization of the beneficial conversion feature.

As a result of the foregoing the company had net income of $1,947,343 or $.06 per share for the six months ended June 30, 2005 an increase on 90.7% compared to the net income of $1,021,348 or $.03 per share for the corresponding period of the prior year.

Revenues for the three months June 30, 2005 increased by $6,027,415 or 147% to $10,123,668 from $4,096,253 for the corresponding period of the prior year. This increase resulted from an increase in cattle embryo cattle transfer revenue of $3,204,819 an increase in the sale of mutton of $2,591,169 and an increase of $231,427 in sheep sales.

Selling and administrative expenses increased by $53,846 or 12.8% to $475,655 from $421,809 for the corresponding period of 2004. Depreciation and amortization expenses were essentially unchanged.

Other income, all of which is interest income, increased by $19,383.68 to $47,853 from $28,470 for the corresponding period of 2004. The company also booked $54,761 of interest expense during the three months ended June 30, 2005 due to the issuing of convertible debentures with a beneficial conversion feature.

As a result of the foregoing, the company had net income of $1,979,587 or $.06 per share for the three months ended June 30, 2005 an increase of 95.6% compared to the net income of $1,012,186 or $.03 per share for the corresponding period of 2004.

As of June 30, 2005 the company had cash and cash equivalents of $21,329,840 and working capital of $30,085,919. This compares with cash and cash equivalents of $27,473,354 and working capital of $27,436,168 as of December 31, 2004.

Mr. JiJu Wu, Chairman of the Board, stated that he was very pleased with the operating results for the six months ended June 30, as the Company reported a 99.2% increase in revenues and a 90.7% increase in net earnings. Eternal is a major agricultural genetics and biopharmaceutical R&D firm operating in China with the support of the Chinese Government. Eternal's animal breeding division has a strong asset base, cash position and net income. Eternal has become one of China's leading institutions for pure breed cultivation and breed stock production. The Company has secured a key market niche by commercializing gene engineering technologies and providing superior breeding stock, allowing China's citizens the ability to improve their living standards. With the world's largest population, a double-digit national growth rate and entry into the WTO, Eternal Technologies has a playing field set for tremendous opportunity. As a prominent player in the agricultural genetics industry, cash in the bank and an untapped market, Eternal has the potential to become a major player in China's national growth.

(Financial Statements follow)

                        ETERNAL TECHNOLOGIES GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                       June 30, 2005 and December 31, 2004
                       (Amounts in United States Dollars)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                      June 30,          December 31,
                                                                        2005                2004
                                                                  ------------------  ------------------
                                                                  ------------------  ------------------
                                      ASSETS                         (Unaudited)


 CURRENT ASSETS

     Cash and Cash equivalents                                    $      21,329,840   $      27,473,354

     Accounts receivable                                                 10,561,981           1,583,313

     Inventories                                                          1,193,041             621,307

     Prepayments and deposits                                                   620                 620
                                                                  ------------------  ------------------
       Total current assets                                              33,085,482          29,678,594

 FIXED ASSETS, net of accumulated depreciation of

     $2,712,256 and $2,456,122 at June 30, 2005 and                       5,647,915           5,904,050
     December 31, 2004, respectively
 LAND USE RIGHTS, net of accumulated amortization
     of $1,179,561 and $1,055,361at June 30, 2005 and

     December 31, 2004, respectively                                      4,820,439           4,944,639
                                                                  ------------------  ------------------
         Total assets                                             $      43,553,836   $      40,527,283
                                                                  ==================  ==================

                       LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES

     Notes Payable and convertible debt                           $         776,064   $         443,366

     Accounts payable and accrued liabilities                             1,846,155           1,526,595

     Amounts due to related parties                                         377,344             272,465
                                                                  ------------------  ------------------
       Total current liabilities                                          2,999,563           2,242,426
                                                                  ------------------  ------------------

COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERS' EQUITY
     Preferred shares - $0.001 par value, 5,000,000

       authorized, none issued or outstanding                                     -                   -
     Common shares - $0.001 par value; 95,000,000
       authorized; 30,679,630 shares issued and

       outstanding                                                           30,679              30,679

     Additional paid - in capital                                        10,107,903           9,740,830

     Subscription receivable                                               (10,176)            (10,176)

     Retained earnings                                                   30,425,849          28,478,506
                                                                  ------------------  ------------------

       Total stockholders' equity                                        40,554,255          38,239,839
                                                                  ------------------  ------------------


         Total liabilities and stockholders' equity               $      43,553,818   $      40,482,265
                                                                  ==================  ==================


   The accompanying notes are an integral part of these unaudited consolidated condensed financial statements

                        ETERNAL TECHNOLOGIES GROUP, INC.
            UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
        For the three months and six months ended June 30, 2005 and 2004
                       (Amounts in United States Dollars)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                      Three Months Ended                       Six Months Ended
                                             --------------------------------------  --------------------------------------
                                             --------------------------------------
                                                 June 30,            June 30,            June 30,            June 30,
                                                   2005                2004                2005                2004
                                             ------------------  ------------------  ------------------  ------------------


SALES                                        $      10,123,668   $       4,096,253   $      12,232,415   $       6,140,831


COST OF SALES                                        7,471,350           2,500,561           9,037,784           3,950,498
                                             ------------------       -------------      --------------     --------------


GROSS PROFIT                                         2,652,318           1,595,692           3,194,631           2,190,333

DEPRECIATION AND

    AMORTIZATION                                       190,168             190,167             380,335             380,355

SELLING, GENERAL AND

    ADMINISTRATIVE EXPENSES                            475,655             421,809             908,887             789,963
                                             ------------------       -------------      --------------     --------------

INCOME FROM OPERATIONS                               1,986,495             983,716           1,905,409           1,020,015
                                             ------------------       -------------      --------------     --------------

OTHER INCOME (EXPENSE)

  Interest Income                                       47,853              28,470              96,695              54,850
  Interest expense                                     (54,761)                  -             (54,761)                  -

  Impairment Loss                                            -                   -                   -            (53,517)
                                             ------------------       -------------      --------------     --------------

    OTHER INCOME (EXPENSE), NET                         (6,908)              28,470              41,934             1,333
                                             ------------------       -------------      --------------     --------------


NET INCOME                                   $       1,979,587   $       1,012,186   $       1,947,343   $      1,021,348
                                             ==================       =============      ==============     ==============

NET INCOME PER COMMON SHARE

  Basic and diluted                          $      0.06         $      0.03         $      0.06         $       0.03
                                             ==================  ==================  ==================  ==================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING

  Basic and diluted                                 30,679,630          29,337,381          30,679,630          29,362,380
                                             ==================  ==================  ==================  ==================

         The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

                        ETERNAL TECHNOLOGIES GROUP, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the six months ended June 30, 2005 and 2004
                       (Amounts in United States Dollars)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                                                      June 30,            June 30,
                                                                        2005                2004
                                                                  ------------------  ------------------

 CASH FLOWS FROM OPERATING ACTIVITIES

     Net income                                                   $       1,947,343   $       1,021,348
     Adjustments to reconcile net income to net cash
       provided (used) by operating activities:

       Depreciation and amortization                                        380,335             380,355
       Amortization of beneficial conversion feature                         54,761                   -

       Common stock issued for service                                      134,261              90,000

       Impairment loss                                                            -              53,517
       Changes in operating assets and liabilities:                                                   -

         Inventories                                                      (571,734)             517,245

         Accounts receivable                                            (9,023,668)                   -

         Other receivable                                                         -             120,482

         Prepayments and deposits                                                 -               1,214

         Accounts payable and accrued expenses                              597,497             371,162

         Account payable to related parties                                 104,879             (7,655)

         Account payable to related company                                       -           (102,584)
                                                                  ------------------  ------------------
                                                                  ------------------  ------------------


           Net cash provided by operating activities                    (6,376,326)           2,445,084
                                                                  ------------------  ------------------
                                                                  ------------------  ------------------

 CASH FLOWS FROM INVESTING ACTIVITIES

     Proceeds from property held for sale                                         -             240,967
                                                                  ------------------  ------------------
                                                                  ------------------  ------------------


           Net cash provided by investing activities                              -             240,967
                                                                  ------------------  ------------------
                                                                  ------------------  ------------------

 CASH FLOWS FROM FINANCING ACTIVITIES

     Capital contributed                                                    232,812              78,670
                                                                  ------------------  ------------------


           Net cash provided by financing activities                        232,812              78,670
                                                                  ------------------  ------------------
                                                                  ------------------  ------------------


 NET INCREASE IN CASH AND CASH EQUIVALENTS                              (6,143,514)           2,764,721


 Cash and cash equivalents, beginning of period                          27,473,354          16,302,464
                                                                  ------------------  ------------------


 Cash and cash equivalents, end of period                         $      21,329,840   $      19,067,185
                                                                  ==================  ==================

 SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION

     Interest Paid                                                $               -   $               -

     Tax paid                                                                     -                   -







         The accompanying notes are an integral part of these unaudited consolidated condensed financial statements